EXHIBIT 21

SUBSIDIARIES OF AMERICAN DENTAL PARTNERS, INC.

PDHC, Ltd., a Minnesota corporation

American Dental Partners of Wisconsin, LLC, a Delaware limited liability company

American Dental Partners of Louisiana, LLC, a Delaware limited liability company

American Dental Partners of Pennsylvania, LLC, a Delaware limited liability company

Apple Park Associates, Inc., a Delaware corporation

American Dental Partners of Ohio, Inc., a Delaware corporation

American Dental Partners of Arizona, LLC, a Delaware limited liability company

American Dental Professional Services, LLC, a Delaware limited liability company

American Dental Partners of Virginia, LLC, a Delaware limited liability company

American Dental Partners of Maryland, LLC, a Delaware limited liability company

American Dental Partners of Alabama, LLC, a Delaware limited liability company

American Dental Partners of Oklahoma, LLC, a Delaware limited liability company

American Dental Partners of North Carolina, LLC, a Delaware limited liability company

American Dental Partners of California, Inc., a Delaware corporation

ADP of New York, LLC, a Delaware limited liability company

American Dental Partners of Tennessee, LLC, a Delaware limited liability company

Voss Dental Lab, Inc., a New York corporation

American Dental Partners of Michigan, LLC, a Delaware limited liability company

American Dental Partners of Missouri, LLC, a Delaware limited liability company

American Dental Partners of Minnesota, LLC, a Delaware limited liability company

ADP-CFK, LLC, a Delaware limited liability company

Care for Kids – USA, LLC, a Delaware limited liability company

Care for Kids of Arizona, LLC, a Delaware limited liability company, d/b/a Arizona’s Tooth Doctor for Kids

Edgewater Indemnity Company, a Vermont Corporation

Metropolitan Dental Holdings, Inc., a Delaware corporation

Metropolitan Dental Management, Inc., a Minnesota corporation

American Dental Partners of Texas, LLC, a Delaware limited liability company

CFK of Texas, LLC, a Delaware limited liability company